TWO ROADS SHARED TRUST

Modern Technology Fund

___________________

c/o Gemini Fund Services, LLC
17605 Wright Street, Suite 2
Omaha, Nebraska 68130

____________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held April __, 2015

Dear Shareholder:

I am writing to inform you of the upcoming SPECIAL MEETING of SHAREHOLDERS (the “Shareholder Meeting”) of Two Roads Shared Trust (the “Trust”) to be held on April __, 2015, beginning at [ ]. At the Shareholder Meeting, you will be asked to approve a new investment sub-advisory agreement on behalf of the Modern Technology Fund (the “Fund”).

On February 4, 2015, Merriman Wealth Advisors (“Merriman”) submitted notice of termination of its Sub-Advisory Agreement with the Trust and ES Capital Advisors, LLC (“ES Capital or the “Adviser”), the Fund’s investment adviser (the “Merriman Agreement”), following which ES Capital assumed direct management of the Fund’s assets.

On March 5, 2015, the Board of Trustees (the “Board”) of the Trust, on behalf of the Fund, approved a new Interim Sub-Advisory Agreement and definitive Sub-Advisory Agreement (the “New Agreement”) among the Trust, ES Capital and Crow Point Partners, LLC (“Crow Point”). Crow Point is serving as the Fund’s sub-adviser on an interim basis pending shareholder approval of the New Agreement, which approval is required by federal law.

As discussed in the Proxy Statement accompanying this letter, the Board recommends that you approve the New Agreement by voting “FOR” the proposal. A proxy card has been included with the Proxy Statement. If Fund shareholders approve the proposal, the Fund’s investment objective, principal investment strategies and principal investment risks will not change.

Please review the accompanying Proxy Statement and vote by phone or by mail today.

We appreciate your attention to this matter as well as your continued support.

Sincerely,

Richard A. Malinowski, Esq.

Secretary of the Trust

PLEASE PROMPTLY SIGN AND MAIL THE ACCOMPANYING PROXY CARD(S) IN THE ENCLOSED RETURN ENVELOPE.

IMPORTANT INFORMATION

Q. Why am I receiving this proxy statement?

On February 4, 2015, the Fund’s investment sub-adviser, Merriman Wealth Advisors (“Merriman”), resigned, at which time the Fund’s investment adviser, ES Capital Advisors, LLC (“ES Capital” or the “Adviser”), assumed direct management of the Fund’s assets. On March 5, 2015, Crow Point Partners, LLC (“Crow Point”) assumed the Fund’s investment sub-advisory responsibilities pursuant to an interim investment sub-advisory agreement (“Interim Agreement”). Information regarding these changes is included in supplements to the Fund’s prospectus and Statement of Additional Information, each dated March 13, 2015.

The Interim Agreement was approved by the Fund’s Board of Trustees (the “Board”) on March 5, 2015, as permitted by federal law. The Interim Agreement has substantially the same terms and conditions as the Fund’s prior investment sub-advisory agreement, except that it has a limited duration of 150 days.

On March 5, 2015, the Board also approved a new investment sub-advisory agreement (the “New Agreement”) among the Fund, ES Capital and Crow Point, subject to shareholder approval, which approval is required by federal law. The New Agreement has substantially the same terms and conditions as the Fund’s prior investment sub-advisory agreement.

Q. How will these changes affect the Fund?

The Fund’s investment objective, fees and expenses, principal investment strategies and principal investment risks will not change as a result of Crow Point’s management of the Fund’s portfolio. The Fund will retain the name “Modern Technology Fund” and will continue to pursue an equity strategy focused on the technology sector.

As the Fund’s investment adviser, ES Capital will continue to use quantitative and fundamental analyses to identify the most attractive industries within the technology sector. Crow Point, as the Fund’s sub-adviser, will continue the practice followed by Merriman of selecting equity securities within those industries based on a fundamental evaluation of competitive advantages including, but not limited to, revenue growth, earnings growth, debt to equity ratios and P/E ratios.

Q. Will the advisory fee rate change as a result of the New Agreement?

The aggregate advisory fee payable by the Fund to ES Capital will not change as a result of the New Agreement.

ES Capital, from its advisory fee, has agreed to pay a sub-advisory fee to Crow Point equal to 0.50% of the Fund’s average daily net assets, which is the same as the sub-advisory fee ES Capital paid to Merriman, the Fund’s prior sub-adviser. Subject to shareholder approval of the New Agreement, Crow Point will contractually agree to waive a portion of its sub-advisory fee in the amount of 0.10% of the Fund’s average daily net assets until at least March 1, 2016.

Q. Will the Fund pay for the proxy solicitation and related legal costs?

No. ES Capital will bear the cost of the proxy solicitation and related legal costs. These costs are estimated to be $[ ].

Q. What will happen if shareholders of the Fund do not approve the New Agreement?

If shareholders of the Fund do not approve the New Agreement, the Fund’s Interim Agreement with Crow Point would terminate within 150 days of its effectiveness. The Board would consider other alternatives and would make such arrangements for the management of the Fund’s investments as it deems appropriate and in the best interests of the Fund, including (without limitation) the recommendation of one or more other advisers, subject to

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approval by the Board and Fund shareholders. The Fund also could be closed, which would not require shareholder approval.

Q. I only have a few shares – does my vote matter?

Your vote is important. If many shareholders choose not to vote, the Fund may not receive enough votes to reach a quorum to hold the Shareholder Meeting. If it appears that there will not be a quorum, the Fund would have to send additional mailings or otherwise solicit shareholders to try to obtain more votes, all at increased expense.

Q. What is the deadline for submitting my vote?

We encourage you to vote as soon as possible to ensure that the Fund receives enough votes to act on the proposal. Unless you attend the Shareholder Meeting to vote in person, your vote must be received by April __, 2015.

Q. Am I eligible to vote?

You are eligible to vote on the proposal if you owned shares of the Fund at the close of business on April __, 2015 (the “Record Date”), even if you have since sold those shares.

Q. How can I vote?

You may vote in one of four ways:

1.	By telephone, with a toll-free call to the phone number indicated on the proxy card.
2.	By mailing in your proxy card.
3.	In person at the Shareholder Meeting at the offices of the Trust’s administrator, Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

We encourage you to vote telephone using the control number on your proxy card and following the simple instructions because this method results in the most efficient means of transmitting your vote and reduces the need for the Fund to conduct follow-up solicitations. If you would like to change your previous vote, you may vote again using any of the above methods.

Q. How should I sign the proxy card?

You should sign your name exactly as it appears on the proxy card. Unless you have instructed us otherwise, either owner of a joint account may sign the proxy card, but again, the owner must sign his or her name exactly as it appears on the card. The proxy card for accounts of which the signer is not the owner should be signed in a way that indicates the signer’s authority (e.g., “John Doe, Custodian”).

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TWO ROADS SHARED TRUST

Modern Technology Fund

____________________

 The offices of Gemini Fund Services, LLC
80 Arkay Drive, Suite 110
Hauppauge, NY 11788

____________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held on April __, 2015

Notice is hereby given that Two Roads Shared Trust (the “Trust”) will hold a special meeting (the “Meeting”) of shareholders of the Modern Technology Fund (the “Fund”), a series of the Trust, on April __, 2015, beginning at [ ] at the offices of the Trust’s administrator, Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788 for the following purposes:

1.	To approve a new investment sub-advisory agreement for the Fund.
2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The attached Proxy Statement provides additional information about this Shareholder Meeting. Shareholders of record of the Fund as of the close of business on April __, 2015 are entitled to vote at the Meeting and any adjournment or postponement thereof. Each share of the Fund is entitled to one vote, and a proportionate fractional vote for each fractional share held.

Whether or not you plan to attend the Shareholder Meeting in person, please vote your shares. Please complete, sign and return the enclosed proxy card promptly or vote by telephone. Please read the enclosed Proxy Statement carefully before you vote.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Shareholder Meeting or any adjournment or postponement thereof.

If the necessary quorum to transact business or the vote required to approve the proposal is not obtained at the Shareholder Meeting, the persons named as proxies may propose one or more adjournments of the Meeting with respect to that proposal in accordance with applicable law to permit further solicitation of proxies.

PLEASE RESPOND—WE ASK THAT YOU VOTE PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION. YOUR VOTE IS IMPORTANT.

By Order of the Board of Trustees,

Richard A. Malinowski, Esq.

Secretary of the Trust

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TWO ROADS SHARED TRUST

Modern Technology Fund

____________________

SPECIAL MEETING OF SHAREHOLDERS

to be held on April __, 2015

____________________

PROXY STATEMENT

____________________

GENERAL

This document is a proxy statement (the “Proxy Statement”). This Proxy Statement and enclosed proxy card(s) are being furnished to shareholders of the Modern Technology Fund (the “Fund”), a series of Two Roads Shared Trust (the “Trust”) in connection with the approval of a new investment sub-advisory agreement (the “Proposal”). This Proxy Statement sets forth concisely the information that shareholders should know in order to evaluate the Proposal. This Proxy Statement, the Notice of Meeting and the proxy card(s) are first being mailed to shareholders on or about April __, 2015.

The Board of Trustees (the “Board,” the members of which are referred to as “Trustees”) of the Trust is soliciting proxies from shareholders on behalf of the Fund, for use at the Special Meeting of Shareholders, to be held at the offices of the Trust’s administrator, Gemini Fund Services, LLC, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788, at [ ]., on April __, 2015, and at any adjournments thereof (each, a “Shareholder Meeting”).

If you owned shares of the Fund at the close of business on April __, 2015 (the “Record Date”), you are entitled to vote at the Shareholder Meeting and any adjournment or postponement thereof in proportion to the value of shares held on the Record Date.

At a Board meeting held on March 5, 2015, the Board approved and recommended that you vote FOR the Proposal. Management of the Fund knows of no business other than that mentioned in Item 1 of the Notice of the Shareholder Meeting, which will be presented for consideration at the Shareholder Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment.

It is important for you to vote on the issues described in this Proxy Statement. We recommend that you read this Proxy Statement in its entirety to help you decide how to vote on the Proposal.

THE FUND’S BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL IN ITEM 1 OF THE NOTICE OF MEETING.

This Proxy Statement should be kept for future reference. The most recent Annual Report and Semi-Annual Report of the Fund, including financial statements, have been mailed previously to shareholders. If you would like to receive an additional copy of the Annual Report free of charge, or copies of any subsequent shareholder report, write to Modern Technology Fund, c/o Gemini Fund Services, LLC, 17605 Wright Street, Suite 2, Omaha, Nebraska 68130, or call 1-866-851-2525.

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PROPOSAL 1

APPROVAL OF A NEW SUB-ADVISORY AGREEMENT

Following its receipt of Merriman Wealth Advisors’ (“Merriman”) resignation as sub-adviser to the Fund, on March 5, 2015 the Board concluded that it would be in the best interests of the Fund and its shareholders to engage Crow Point Partners, LLC (“Crow Point”) as sub-adviser to the Fund. An interim sub-advisory agreement (the “Interim Sub-Advisory Agreement”) among the Trust, Crow Point and ES Capital Advisors, LLC (“ES Capital” or the “Adviser”) was approved by the Board (including all of the Independent Trustees) pursuant to Rule 15a-4 under the Investment Company Act of 1940 (the “1940 Act”). Under Rule 15a-4, an investment adviser or sub-adviser can serve pursuant to an interim investment advisory agreement for up to 150 days while a fund seeks shareholder approval of a new investment advisory agreement. As interim sub-adviser, Crow Point manages the Fund’s investment portfolio on a day-to-day basis. The Interim Sub-Advisory Agreement has the same terms and conditions as the agreement with Merriman with the exception that, as required by Rule 15a-4, it has a limited duration of 150 days. The Interim Sub-Advisory Agreement took effect on March 5, 2015 and will terminate upon the sooner to occur of (i) August 2, 2015 or (ii) the approval by the Fund’s shareholders of a new sub-advisory agreement (the “New Sub-Advisory Agreement”) among the Trust, Crow Point and the Adviser. At its March 5, 2015 meeting, the Board (including a majority of the Independent Trustees) recommended that shareholders approve the New Sub-Advisory Agreement.

Pursuant to the New Sub-Advisory Agreement, Crow Point will continue to manage the Fund’s assets and provide the same level of sub-advisory services as it currently provides under the Interim Sub-Advisory Agreement. The New Sub-Advisory Agreement will have substantially the same terms and conditions as the Merriman agreement.

THE BOARD OF TRUSTEES OF THE FUND
RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

CROW POINT

Crow Point Partners, LLC, located at 25 Recreation Park Drive, Suite 110, Hingham, MA, 02043, was founded in 2006 as a limited liability company organized under Delaware law. Crow Point is an SEC-registered investment adviser and currently serves as the adviser to two other open-end investment companies and as sub-adviser to two closed-end investment companies. As of March 11, 2015, Crow Point managed approximately $1.2 billion in various equity strategies and $1.88 billion in various fixed income strategies. It is 95.1% owned by four principals, and 4.9% by an outside strategic investor. Three of the firm’s four partners were colleagues at Evergreen Funds (now Wells Fargo) where they managed approximately $15 billion in 11 different strategies. The firm runs both fundamental and quantitative strategies and has historically run diverse equity strategies, including sector funds, real estate investment trusts, tax-advantaged funds, and global, international, and domestic core strategies.

The names, addresses, and principal occupations of the principal executive officers of Crow Point as of the date of this Proxy Statement are set forth below:

Name	Principal Occupation*
Peter J. DeCaprio	Chief Executive Officer and Chief Operating Officer
Timothy P. O’Brien	Co-Chief Investment Officer
Amit Chandra	Co-Chief Investment Officer

* Each officer’s address is in care of Crow Point Partners, LLC, 25 Recreation Park Drive, Suite 110, Hingham, MA, 02043.

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DESCRIPTION OF THE AGREEMENTS

The sub-advisory agreement among the Trust, ES Capital and Merriman (the “Merriman Agreement”) was dated as of May 20, 2014, and was last approved by the Board on April 11, 2014. Merriman tendered its resignation as the Fund’s sub-adviser under the Merriman Agreement on February 4, 2015, at which time ES Capital assumed direct management of the Fund’s assets. The Interim Sub-Advisory Agreement with Crow Point was approved on March 5, 2015 and took effect on that date, and will terminate upon the sooner to occur of (i) August 2, 2015 or (ii) the approval by the Fund’s shareholders of the New Sub-Advisory Agreement.

Copies of the Merriman Agreement and the New Sub-Advisory Agreement are attached as Exhibit A and Exhibit B, respectively, and, together with the Interim Sub-Advisory Agreement, are referred to collectively as the “Sub-Advisory Agreements.” The Sub-Advisory Agreements are substantially identical to each other, except that the Interim Sub-Advisory Agreement has a limited duration of 150 days. The following is a summary of all material terms of the Sub-Advisory Agreements. You should refer to Exhibit B, and the following description of the Sub-Advisory Agreements is qualified in its entirety by reference to this exhibit.

Sub-Advisory Services. Under each of the Sub-Advisory Agreements, the sub-adviser will, in coordination with the Adviser: (a) provide a program of continuous investment management for the Fund; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund in accordance with the Fund’s investment objective, policies and limitations as stated in the Fund’s current Prospectus and Statement of Additional Information. The sub-adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under each Sub-Advisory Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform sub-advisory services, and any other expenses incurred by the sub-adviser in the performance of its duties under each Sub-Advisory Agreement.

Sub-Advisory Fees. Under each Sub-Advisory Agreement, in consideration for the services provided by the sub-adviser, ES Capital pays the sub-adviser a sub-advisory fee (the “Sub-Advisory Fee”) paid monthly, computed at the following annual rates:

Merriman Agreement	New Sub-Advisory Agreement
0.50%	0.50%

Limitation of Liability and Indemnification. Each Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, or gross negligence in performance of the sub-adviser’s duties, or by reason of reckless disregard of the sub-adviser’s obligations and duties under such Sub-Advisory Agreement, neither the sub-adviser nor its members, officers, directors, or employees will be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under the Sub-Advisory Agreement.

Duration and Termination. The Merriman Agreement and New Sub-Advisory Agreement each provide that it would continue in effect for a period of no more than two years from its effective date and continue thereafter only so long as the continuance is specifically approved at least annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Interim Sub-Advisory Agreement provides that it will continue in effect until a date no later than 150 days from its effective date, i.e., August 2, 2015.

Each of the Merriman Agreement and New Sub-Advisory Agreement is terminable without penalty by vote of a majority of the outstanding voting securities of the Fund, by the Board on 60 days’ written notice to the sub-adviser, or by the sub-adviser on 60 days’ written notice to the Trust. Each of the Merriman Agreement and New Sub-Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act. The Interim Sub-Advisory Agreement is terminable without penalty by a vote of a majority

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of the outstanding voting securities of the Fund or by the Board on not more than 10 calendar days’ written notice to Crow Point.

BOARD CONSIDERATIONS

At a Board meeting on March 5, 2015 (the “Board Meeting”), the Board, including a majority of the Independent Trustees, determined that it would be in the best interests of the Fund and its shareholders to recommend to the Fund’s shareholders the approval of the New Sub-Advisory Agreement between the Trust, the Adviser and Crow Point.

In connection with the Board’s consideration of the New Sub-Advisory Agreement, the Board received written materials in advance of the Board Meeting, which included, among other things, information regarding: (i) a description of Crow Point’s investment management personnel and ownership structure; (ii) an overview of Crow Point’s operations and financial condition; (iii) an overview of Crow Point’s brokerage practices (including any soft dollar arrangements); (iv) information regarding the proposed sub-advisory fee to be paid by the Adviser out of the advisory fee paid by the Fund to the Adviser; (v) the anticipated level of profitability from Crow Point’s Fund-related sub-advisory services; (vi) the potential for economies of scale; (vii) Crow Point’s compliance policies and procedures, including policies and procedures for personal securities transactions; and (viii) Crow Point’s historic performance with respect to its other clients.

Matters considered by the Board regarding its approval of the New Sub-Advisory Agreement included, among others, the following:

Nature, Extent and Quality of Services. The Board reviewed materials provided by Crow Point related to the proposed New Sub-Advisory Agreement, including: (i) a copy of the proposed New Sub-Advisory Agreement; (ii) Crow Point’s Form ADV Parts 1 and 2; (iii) a description of the manner in which investment decisions are to be made and executed; (iv) a review of the professional personnel who would perform services for the Fund, including the individuals who would primarily monitor and execute the Fund’s investment strategy; (v) a review of Crow Point’s financial condition; (vi) copies of Crow Point’s compliance policies and procedures, including its Code of Ethics; and (vii) information regarding the performance of other funds and accounts managed by Crow Point.

In reaching its conclusions, the Board considered the experience and qualifications of Crow Point’s personnel, including the portfolio managers who would be responsible for the day-to-day management of the Fund’s portfolio. The Board took into account that the Adviser is responsible for providing direction regarding the Fund’s portfolio composition, and that Crow Point would be responsible for security selection consistent with the Adviser’s direction. The Board considered information regarding Crow Point’s quantitative research and security selection models and processes. The Board concluded that Crow Point had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures to perform its duties under the proposed New Sub-Advisory Agreement and that the nature, overall quality and extent of the management services to be provided by Crow Point to the Fund were satisfactory and reliable.

Performance. The Board considered information provided by Crow Point relating to its CPP Modern Technology 20 Strategy (the “Strategy”), which is an equity strategy focused on the technology sector, but noted that no historical performance information for the Strategy was currently available. The Board reviewed historical performance data of other funds and accounts managed by Crow Point that utilize similar security selection models and investment philosophies for the one-, three- and five-year periods ended December 31, 2014, as applicable, and considered that the performance returns were generally positive. The Board noted, however, that these other funds and accounts focus on different and/or broader-based sectors and industries as compared to the Fund, and utilize different investment techniques, such as derivatives strategies and short selling. The Board concluded that, based on Crow Point’s experience and the qualifications of the proposed portfolio management team, Crow Point was expected to obtain an acceptable level of investment returns to shareholders.

Fees and Expenses. As to the costs of the services to be provided and profits to be realized by Crow Point, the Board considered that Crow Point would be paid a sub-advisory fee of 0.50% of the Fund’s average daily net assets out of the advisory fee paid to the Adviser and not directly by the Fund. The Board considered the quality of services to be provided by ES Capital and Crow Point, and the level of overall fund fees paid by a peer group of

5

other similarly managed mutual funds (the “Peer Group”). The Board considered that the Fund’s advisory fee and overall fund expenses were generally within the range of the Peer Group. The Board observed that Crow Point would not be responsible for the management of the Fund’s operations or the payment of Fund expenses. The Board further considered the amount of the sub-advisory fee and the allocation of the sub-advisory fee as compared to the advisory fee, as well as the allocation of responsibilities between ES Capital and Crow Point. The Board noted that Crow Point had agreed to enter into a sub-advisory fee waiver agreement to waive 0.10% of its 0.50% sub-advisory fee for at least one year. Based on the foregoing, the Board concluded that the proposed sub-advisory fee was fair and reasonable.

Profitability. The Board reviewed and evaluated an estimated profitability report and analysis that Crow Point prepared and whether these profits are reasonable in light of the services proposed to be provided to the Fund and the Fund’s projected growth. The Board considered the Fund’s current and expected asset levels for the initial term of the New Sub-Advisory Agreement, and concluded that Crow Point’s level of profitability from its relationship with the Fund would not be excessive based on the anticipated net assets in the near term.

Economies of Scale. The Board considered the extent to which the Fund would realize economies of scale as it grows and whether the proposed sub-advisory fee reflects those economies of scale. The Board determined that this was an issue better suited for consideration with respect to the Fund’s overall investment advisory agreement, taking into account the impact of the expenses for sub-advisory services. Consequently, the Board concluded that economies of scale were not a relevant consideration at this time.

Conclusion. The Board, including a majority of the Independent Trustees, having requested and received such information from Crow Point as the Board believed to be reasonably necessary to evaluate the terms of the proposed New Sub-Advisory Agreement, and as having been advised by independent counsel that the Independent Trustees had received sufficient information from Crow Point both from the materials submitted to the Board and from the presentation made at the Board Meeting and had appropriately considered and weighed all relevant factors, determined that approval of the New Sub-Advisory Agreement for an initial two-year term would be in the best interests of the Fund and its shareholders. In considering the proposed New Sub-Advisory Agreement, the Independent Trustees did not identify any one factor as all important and that each Trustee may have considered different factors as more important.

THE BOARD OF TRUSTEES OF THE FUND
RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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OTHER MATTERS

The Board is not aware of any matters that will be presented for action at the Shareholder Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust and the Fund, as applicable.

ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

The Trust does not hold regular annual shareholders’ meetings. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Such shareholder proposals must be received a reasonable time before the date of a meeting of shareholders to be considered for inclusion in the proxy materials for that meeting. Timely submission of a proposal does not, however, guarantee that the proposal will be included. A shareholder who wishes to make a proposal at the next meeting of shareholders without including the proposal in the Trust’s proxy statement must notify the Secretary of the Trust in writing of such proposal within a reasonable time prior to the date of the meeting. If a shareholder fails to give timely notice, then the persons named as proxies in the proxies solicited by the Board for the next meeting of shareholders may exercise discretionary voting power with respect to any such proposal.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders may address correspondence that relates to the Fund, to the Board as a whole or to individual members and send such correspondence to the Board or to the Trustee, c/o Gemini Fund Services, LLC, 17605 Wright Street, Suite 2, Omaha, Nebraska  68130. Upon receipt, all such shareholder correspondence will be directed to the appropriate Trustee or officer for review and consideration.

VOTING INFORMATION

Each share of the Fund is entitled to one vote on the Proposal, and a fractional share is entitled to a proportionate share of one vote. Any shareholder giving a proxy has the power to revoke it by mail (addressed to Modern Technology Fund c/o Gemini Fund Services, LLC, 17605 Wright Street, Suite 2, Omaha, Nebraska  68130), by executing a proxy bearing a later date, or by attending and voting at the meeting. All properly executed proxies received in time for the Shareholder Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the Proposal referred to in the Proxy Statement.

Quorum

The presence at any Shareholder Meeting, in person or by proxy, of the holders of one-third of the shares of the Fund entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business.

The shares over which broker-dealers have discretionary voting power, the shares that represent “broker non-votes” (i.e., shares held by brokers or nominees that neither have received instructions from the beneficial owner or other persons entitled to vote nor have discretionary power to vote on a particular matter) and the shares whose proxies reflect an abstention on any item will all be counted as shares present and entitled to vote for purposes of determining whether the required quorum of shares exists.

Holders of record of the shares of the Fund at the close of business on April __, 2015, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business at the Shareholder Meeting. As of April __, 2015, [ ] shares of the Fund were outstanding.

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Voting Requirement

Passage of the Proposal requires the affirmative vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), which, for these purposes, is the vote of: (1) 67% or more of the voting securities entitled to vote on the Proposal that are present at the Shareholder Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (2) more than 50% of the outstanding voting securities entitled to vote on the Proposal, whichever is less.

Adjournment

In the event that a quorum to transact business or the vote required to approve the Proposal is not obtained at the Shareholder Meeting or such other reason as determined by the Chairman of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. In the absence of a quorum, the persons named as proxies will vote all shares represented by proxy and entitled to vote in favor of such adjournment. If a quorum is present but insufficient votes have been received to approve the Proposal, the persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor thereof and will vote against any such adjournment those proxies required to be voted against the Proposal, provided that broker non-votes will be disregarded for this purpose.

Effect of Abstentions and Broker Non-Votes

For purposes of determining the presence of a quorum for transacting business at the Shareholder Meeting, executed proxies marked as abstentions and broker “non-votes” will be treated as shares that are present for quorum purposes but which have not been voted. Abstentions and broker non-votes will effectively be a vote “against” the Proposal. Accordingly, shareholders are urged to forward their voting instructions promptly.

OWNERSHIP OF THE FUND

Exhibit C sets forth the beneficial owners of more than 5% of the Fund’s shares. To the best of the Trust’s knowledge, as of April __, 2015, no person owned beneficially more than 5% of the outstanding shares of the Fund, except as stated in Exhibit C.

As of December 31, 2014, the Trustees and officers as a group owned less than 1% of the outstanding shares of the Fund.

Trustees and Officers of the Trust

The name, address, position, principal occupations during the past five years, number of Funds overseen by and other directorships held during the past five years of the current Trustees of the Trust and the name, address, position and principal occupations during the past five years of the officers of the Trust are listed in Exhibit D.

COST AND METHOD OF PROXY SOLICITATION

The Trust has engaged [ ], a proxy solicitation firm (the “Proxy Solicitor”), to assist in the solicitation. The estimated fees anticipated to be paid to the Proxy Solicitor are approximately $[ ]. The cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, Internet or telephone, will be borne by ES Capital. The solicitation of proxies will be largely by mail, but may include telephonic or oral communication by officers and service providers of the Fund, who will not be paid for these services, and/or by the Proxy Solicitor. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners and obtain authorization for the execution of proxies. ES Capital may reimburse brokers, banks and other fiduciaries for postage and reasonable expenses incurred by them in the forwarding of proxy material to beneficial owners.

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SERVICE PROVIDERS

Investment Adviser

ES Capital is an SEC-registered investment adviser.  The firm is a Massachusetts limited liability company that was founded in April 2011.  The firm is wholly owned by David Morton.  Since 1992, Mr. Morton has been involved in managing assets for corporations and individuals and in capital raising activities for businesses. Mr. Morton is a shareholder of Newfound Research, LLC (“Newfound”), a financial technology and product innovation firm focused on tactical risk management. Newfound is registered as an investment adviser with the SEC. Mr. Morton is the majority owner of Edgartown Advisors LLC (“Edgartown”). Edgartown participates in the net revenue from and has certain financial responsibilities to Copeland Capital Management LLC. Mr. Morton is the majority owner of Emerald Fund of Funds, LLC (“Emerald”). Emerald participates in net revenue from, and has certain financial responsibilities to, Crow Point. Mr. Morton plays a principal role in setting the Fund’s investment parameters.

Principal Underwriter

Northern Lights Distributors, LLC (the “Distributor”), located at 17605 Wright Street, Omaha, Nebraska 68130 (the “Distributor”) serves as the principal underwriter and national distributor for the shares of the Fund pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with the Trust. The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 and each state’s securities laws and is a member of FINRA. The offering of the Fund’s shares is continuous. The Underwriting Agreement provides that the Distributor, as agent in connection with the distribution of the Fund’s shares, will use its best efforts to distribute the Fund’s shares.

Custodian

Huntington Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s assets pursuant to a Custody Agreement by and between the Custodian and the Trust on behalf of the Fund. The Custodian’s responsibilities include safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on the Fund’s investments. Pursuant to the Custody Agreement, the Custodian also maintains original entry documents and books of record and general ledgers; posts cash receipts and disbursements; and records purchases and sales based upon communications from the Adviser. The Fund may employ foreign sub-custodians that are approved by the Board to hold foreign assets. The Custodian’s principal place of business is 7 Eastern Oval, Columbus, OH 43219.

Administrator

Gemini Fund Services, LLC (the “Administrator”), which has its principal office at 17605 Wright Street, Suite 2, Omaha, Nebraska 68130, serves as administrator, fund accountant and transfer agent for the Fund pursuant to a Fund Services Agreement (the “Agreement”) with the Trust and subject to the supervision of the Board.  The Administrator is primarily in the business of providing administrative, fund accounting and transfer agent services to retail and institutional mutual funds.  The Administrator is an affiliate of the Distributor.  The Administrator may also provide persons to serve as officers of the Trust. Such officers may be directors, officers or employees of the Administrator or its affiliates.

Independent Registered Public Accounting Firm

McGladrey LLP, located at 555 17th Street, Suite 1000, Denver, CO 80202, serves as the independent registered public accounting firm for the current fiscal year.  The firm provides services including (i) audit of annual financial statements, (ii), assistance and consultation in connection with SEC filings and (iii) other audit related and tax services.

9

FINANCIAL STATEMENTS

Audited financial statements for the Trust appear in its October 31, 2014 Annual Report.

If you would like a copy of the Annual Report free of charge, or copies of any subsequent shareholder report, write to Modern Technology Fund, c/o Gemini Fund Services, LLC, 17605 Wright Street Suite 2, Omaha, Nebraska 68130, or call 1-866-866-4848.

By Order of the Board of Trustees,

Richard A. Malinowski

Secretary

April __, 2015

Please complete, date and sign the enclosed proxy card(s) and return it promptly in the enclosed reply envelope. NO POSTAGE IS REQUIRED if mailed in the United States.

10

INDEX OF EXHIBITS

Exhibit A FORMER SUB-ADVISORY AGREEMENT WITH MERRIMAN ASSET MANAGEMENT

EXHIBIT B NEW INVESTMENT SUB-ADVISORY AGREEMENT WITH CROW POINT

PARTNERS, LLC

Exhibit C BENEFICIAL OWNERS OF TRUST SHARES

EXHIBIT D TRUSTEES AND OFFICERS OF THE TRUST

EXHIBIT A

FORMER SUB-ADVISORY AGREEMENT WITH MERRIMAN ASSET MANAGEMENT

[To be provided]

EXHIBIT B

NEW INVESTMENT SUB-ADVISORY AGREEMENT WITH CROW POINT PARTNERS, LLC

[To be provided]

EXHIBIT C

BENEFICIAL OWNERS OF TRUST SHARES

[To be provided]

EXHIBIT D

TRUSTEES AND OFFICERS OF THE TRUST

[To be provided]